CNL STRATEGIC CAPITAL 8-K

Exhibit 10.5

FOURTH AMENDMENT TO THE ESCROW AGREEMENT

This FOURTH AMENDMENT TO THE ESCROW AGREEMENT (this “Fourth Amendment”) is dated this 24th day of August, 2022, amends that certain ESCROW AGREEMENT (the “Original Agreement”) dated as of February 14, 2018, and, the First Amendment to the Escrow Agreement (the “First Amendment”) dated as of April 18, 2019, the Second Amendment to the Escrow Agreement dated as of July 12, 2019 (the “Second Amendment”), the Third Amendment to the Escrow Agreement dated as of January 31, 2020 (the “Third Amendment”), and that Letter Escrow Agreement dated as of October 19, 2021 (the “Letter Amendment”) by and among CNL Strategic Capital, LLC, a Delaware limited liability company (the “Company”), UMB Bank, N.A. as escrow agent (the “Escrow Agent”) and CNL Securities Corp. (the “Managing Dealer”), (collectively, the “Parties”)(the Original Escrow Agreement as amended by the First Amendment, Second Amendment, Third Amendment, and Letter Amendment, the “Agreement”). All capitalized terms not defined herein shall have the meaning given to such term in the Original Agreement.

WHEREAS, the Company wishes to gives First Horizon Bank, a Tennessee banking corporation, its current lender, certain rights to disbursements from the Escrowed Funds; and

WHEREAS, in order to accomplish the foregoing, the Company desire to set forth the requirements for instructions required to be delivered to the Escrow Agent from and after the Break Escrow Date; and

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows:

1.	Section 5(b) of the Agreement is hereby amended and restated as follows:

(ii)       Post Escrow Break Period. Except as otherwise set forth in this Section, from and after the Break Escrow Date (the “Post Escrow Break Period”), the Escrow Agent shall disburse Escrowed Funds upon receipt of written instruction in the form of Exhibit A hereto (the “Post Escrow Break Instructions”). Prior to the Escrow Agent’s receipt of a written notice signed by the Company certifying to the Escrow Agent that all payment obligations owed to First Horizon Bank have been paid in full and the line of credit has matured or been terminated, which certification shall include customary documentation confirming the same, the Post Escrow Break Instruction may not be amended except in a written instrument signed by the Company, Managing Dealer, Escrow Agent, and First Horizon Bank. After the Escrow Agent’s receipt of such written notice signed by the Company certifying to the Escrow Agent that all payments obligations owed to First Horizon have been paid in full and the line of credit has matured or been terminated, which certification shall include customary documentation confirming the same, the Company, without the consent of First Horizon Bank or the Managing Dealer or any other party, may submit written instructions to the Escrow Agent directing all further disbursements of the Escrowed Funds during the Post Escrow Break Period.

2.	The Agreement, except as expressly amended by this Fourth Amendment shall continue unmodified and in full force and effect.

3.	No provision of this Fourth Amendment may be changed or modified, except by an instrument in writing signed by each of the parties hereto.

4.	This Fourth Amendment shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

IN WITNESS WHEREOF, the parties have duly executed this Fourth Amendments of the date first above written.

CNL STRATEGIC CAPITAL, LLC

By:	/s/ Chirag J. Bhavsar
Name: Chirag J. Bhavsar
Title: Authorized Signatory

UMB BANK, N.A., as escrow agent

By:	/s/ Lara L. Stevens
Name: Lara L. Stevens
Title: Vice President

CNL SECURITIES CORP.

By:	/s/ Erin M. Gray
Name: Erin M. Gray
Title: Authorized Signatory

EXHIBIT A
450 S. Orange Avenue Orlando, FL 32801 Tel 866.745.3797

Fax 407.540.7653

www.CNLStrategicCapital.com

Mailing Address:

P.O. Box 4920

Orlando, Florida 32802-4920

August ___, 2022

Via Email	Via Email
UMB Bank, N.A.	DST Systems, Inc.
928 Grand, 12th Floor	330 West 9th Street
Mail Stop: 1020409	Floor 4
Kansas City, MO 64106	Kansas, MO 64105
Attention: Lara Stevens, Corporate Trust	Attention: Reconciliation and Control

Re: CNL Strategic Capital, LLC (the “Issuer”)

Dear Ladies and Gentlemen:

The undersigned signatory hereby provides to you the following instructions pursuant to Section 5(b) of the Escrow Agreement among the Issuer and therein defined Escrow Agent and Managing Dealer (the “Escrow Agreement”):

1.       The Company hereby requests the Escrow Agent wire $__________, which represents all funds net of sales load held in the escrow account for subscriptions deemed to be in good and proper order (“Net Good Order Funds”) payable to or at the direction of the Company, to First Horizon Bank, according to the wire instructions described on Schedule A of this letter (the “Standing Instructions”). The Standing Instructions shall not change except as set forth in the Fourth Amendment.

2.        The Company hereby requests you wire $_________, which represents the amount of sales load held in the escrow account (“Sales Loads”), to the account of CNL Securities Corp in accordance with the wire instructions for such amount set forth on Schedule A to this Letter. As always, Investors shall be admitted as shareholders at such time as their funds are released from the Escrow Account upon written authorization received by the Escrow Agent from the Issuer.

Should you have any questions, please contact Kristen Crabb at (407) 540-7617.

Sincerely,

CNL Strategic Capital, LLC

By:
Kristen Crabb
Controller
CNL Financial Group
as Administrator of CNL Strategic Capital, LLC